UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2010

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

Determination of Cash Bonus Awards for Fiscal Year 2010

On November 18, 2010, the Compensation Committee of the Board of Directors of Park Electrochemical Corp. (the "Company") approved cash bonus awards for the Company's executive officers identified below for the fiscal year ended February 28, 2010. Other compensation for fiscal year 2010 was previously reported by the Company in the Summary Compensation Table beginning on page 12 of the definitive proxy statement, dated June 21, 2010, for its 2010 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on June 21, 2010) (the "Proxy Statement"). As of the filing of the Proxy Statement, cash bonuses for executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement.  Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for fiscal year 2010 are set forth below.

	Fiscal 2010
Name and Principal Position	Cash Bonus Award	Total Compensation

Brian E. Shore Chairman of the Board, President and Chief Executive Officer	$50,000	$689,510
P. Matthew Farabaugh Vice President and Controller	9,000	188,149
Stephen E. Gilhuley Executive Vice President, Secretary and General Counsel	20,000	291,275
Anthony W. DiGaudio Vice President of Marketing and Sales	-0-	216,000
Margaret M. Kendrick Vice President of Operations	15,000	321,546

As the Company has previously reported, the Company’s Chief Executive Officer has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year, except for bonuses for the 2008 and 2009 fiscal years, which he donated to charity. The Company’s Chief Executive Officer has stated that he intends to donate the 2010 fiscal year bonus to charity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: November 22, 2010	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President, Secretary
and General Counsel